As filed with the Securities and Exchange Commission on June 13, 2013
Reg. No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	56-1764501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

2013 INCENTIVE STOCK PLAN
(full title of plans)

Andrew Sculley, Chief Executive Officer
3006 Northup Way, Suite 103
 Bellevue WA 98004
(Name and address of agent for service)

(425)  284-5200
 (Telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, NY 10006
(212) 930-9700
(212) 930-9725 (fax)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Security *	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,500,000	(1)	$3.825	$5,737,500	$783

Total	1,500,000		$3.825	$5,737,500	$783

(1) (2)
Represents 1,500,000 shares of our common stock issuable pursuant to the 2013 Incentive Stock Plan.

Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the NYSE MKT of $3.825, on June 10, 2013.

(3)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends, any combination, subdivision or reclassification of shares, or any other similar transaction resulting in an increase or decrease in the number of such shares affected without receipt of consideration by the Registrant (which does not include the conversion of convertible securities of the Registrant).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by eMagin Corporation, a Delaware corporation (the “Registrant” or the “Company”), in order to register 1,500,000 shares of common stock, par value $0.001 per share, of the Registrant under the eMagin Corporation 2013 Incentive Stock Plan (as amended, modified or supplemented, the “Plan”).

Part I
Item 1.  Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act" or "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Andrew Sculley
 Chief Executive Officer
eMagin Corporation
3006 Northup Way, Suite 103
 Bellevue WA 98004
(425) 284-5200

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013.
The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 9, 2013.
The Registrant’s Current Reports on Form 8-K filed with the SEC on March 13, 2013, May 6, 2013, May 10, 2013 and May 20, 2013.
The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on May 12, 2010 and any amendment or report updating that description.

Item 4.    Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities.  Our Amended and Restated Certificate of  Incorporation, as amended (the “Certificate of Incorporation”),  provides to the fullest extent permitted under the DGCL that our directors shall not be personally liable to us or our shareholders for damages for breach of such director's fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and our shareholders' (through shareholders' derivative suits on behalf of our company) right to recover damages against a director for breach of the fiduciary duty of care as a director or (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Our Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”) also provide that the Company shall indemnify each director and officer to the fullest extent permitted by applicable law. Under applicable law and our By-Laws, we may only indemnify a director or officer upon a finding that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We believe that the indemnification provisions in our Certificate of Incorporation and By-Laws are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize the Company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. Our By-Laws also provide that, to the extent that a person who is or was a director, officer, employee or agent of the Company has been successful on the merits or otherwise in an action such person was party to by reason of the fact that he or she was or is a director, officer, employee or agent of the Company, we shall indemnify such person against expenses actually and reasonably incurred in connection therewith. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers, except with respect to indemnification of employees and agents under our By-Laws for expenses actually and reasonably incurred upon a final judicial determination that such person has been successful on the merits or otherwise.

The Registrant has obtained a liability insurance policy for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from claims of wrongful acts (as defined by the policy) in their capacity as directors or officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

EXHIBIT NUMBER	EXHIBIT
5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

23.2	Consent of McGladrey LLP.

99.1
eMagin Corporation 2013 Incentive Stock Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on April 2, 2013).

Item 9.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, WA on June 13, 2013:

EMAGIN CORPORATION

By:	/s/ Andrew G. Sculley
Andrew G. Sculley
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Paul Campbell
Paul Campbell
Chief Financial Officer (Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Andrew Sculley and Paul Campbell his true and lawful attorneys-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Andrew G. Sculley	Chief Executive Officer, Director	June 13, 2013
Andrew G. Sculley	(Principal Executive Officer)

/s/ Paul Campbell	Chief Financial Officer	June 13, 2013
Paul Campbell	(Principal Financial and Accounting Officer)

/s/ Jill J. Wittels
Jill J. Wittels	Chair of the Board, Director	June 13, 2013

/s/ Christopher Brody	Director	June 13, 2013
Christopher Brody

/s/ Claude Charles	Director	June 13, 2013
Claude Charles

Director
Paul Cronson

/s/ Irwin Engelman	Director	June 13, 2013
Irwin Engelman

/s/ Leslie G. Polgar	Director	June 13, 2013
Leslie G. Polgar

/s/ Stephen Seay	Director	June 13, 2013
Stephen Seay